UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2015

Boulevard Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

399 Park Avenue, 6th Floor New York, NY (Address of principal executive offices)	10022 (Zip code)

(212) 878-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into A Material Definitive Agreement.

On May 22, 2015, Boulevard Acquisition Corp. (the “Company”) entered into separate subscription agreements (each, a “Subscription Agreement”) with five investors (each, an “Investor”), pursuant to which the Investors agreed to purchase, and the Company agreed to sell to the Investors, an aggregate of 4,878,048 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $10.25 per Share and an aggregate purchase price of approximately $50.0 million.

The closing of the sale of the Shares pursuant to the Subscription Agreements is contingent upon the anticipated consummation of the Company’s proposed acquisition of AgroFresh Inc. (the “Transaction”) pursuant to that certain Stock Purchase Agreement, dated April 30, 2015, between the Company and The Dow Chemical Company (“TDCC”), as described in the current report on Form 8-K filed by the Company on May 4, 2015 (the “May 4 8-K”). The sale of the Shares pursuant to the Subscription Agreements is not subject to any other substantive conditions, and the purchase obligation of each Investor is irrevocable during the period between the signing of such Investor’s Subscription Agreement and the consummation of the Transaction. The purpose of the sale of the Shares is to raise additional capital for use in connection with the Transaction.

The Shares to be purchased pursuant to the Subscription Agreements will be subject to “lockup” provisions.  Specifically, each Investor has agreed in its Subscription Agreement that it will not, during the period commencing on the closing of the purchase and sale of the Shares and continuing until the expiration of the 90 day period commencing on the date of the closing of the Transaction, without the prior written consent of the Company, sell, assign, pledge or otherwise transfer, make any short sale of or grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a transfer of, any of the Shares.

The Company has agreed that, promptly after the consummation of the Transaction, it will file with the Securities and Exchange Commission a registration statement registering the resale of the Shares, and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable following the filing thereof.

No fees or other compensation was paid or will be payable to any of the Investors or any third parties in consideration of the Investors entering into the Subscription Agreements.

The foregoing is a summary of the material terms of the Subscription Agreements, a copy of the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Shares that will or may be issued pursuant to the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Each Investor has represented to the Company that it is an “accredited investor” and/or a “qualified institutional buyer,” as such terms are defined under the Securities Act.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Form of Subscription Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 22, 2015

BOULEVARD ACQUISITION CORP.

	By:	/s/ Stephen S. Trevor
Name: Stephen S. Trevor
Title: Chief Executive Officer, President and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of Subscription Agreement.